Exhibit 99.1

AtlasClear Holdings Reports 49% Increase in Net Income at Wholly Owned Subsidiary Wilson-Davis & Co.

TAMPA, Fla., October 27th, 2025 — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear Holdings” or the “Company”), a technology-enabled financial services platform modernizing trading, clearing, settlement, and banking, today announced that its wholly owned subsidiary, Wilson-Davis & Co. (“WDCO”), has reported strong financial results to its regulatory authority, highlighted by material improvements in revenue, net income, and net capital.

For the quarter ended September 30, 2025 (Q1 FY2026), Wilson-Davis reported:

•	Net Income: $900,475, a 49% year-over-year increase

•	Revenue: $4,253,741, a 51% year-over-year increase

•	Net Capital: $12,281,941, a 7% increase compared to July 31, 2025

“We are extremely pleased with the performance of Wilson-Davis & Co.,” said Craig Ridenhour, President of AtlasClear Holdings. “September alone delivered a 154% year-over-year increase in monthly revenue, and the firm generated more than $500,000 in standalone net income — a testament to the strength of our platform and execution.”

“Our strategy is to grow both organically and through targeted acquisitions,” added John Schaible, Executive Chairman of AtlasClear Holdings. “Our recently announced $20 million financing has allowed us to resolve most of the legacy financial issues that followed the Company since its de-SPAC in February 2024. With a clean balance sheet and clear focus, we are positioned to make 2026 a highly successful year for AtlasClear and its shareholders.”

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. is building a cutting-edge, technology-enabled financial services platform to modernize trading, clearing, settlement, and banking for innovative financial products, with a focus on serving small- and middle-market financial institutions. Through its subsidiary, the Company combines industry expertise with longstanding infrastructure: Wilson-Davis & Co., Inc., a full-service correspondent securities broker-dealer registered with the SEC and FINRA and a member of DTCC and NSCC, which has been serving the investment community since 1968; and through its planned acquisition of Commercial Bancorp of Wyoming, the parent of Farmers State Bank, a Federal Reserve member bank that has provided private and corporate banking services to its community since 1915. Together, these businesses will position AtlasClear to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory reporting, and commercial banking solutions. The AtlasClear leadership team includes respected industry veterans who have founded and led companies such as ICE Clear, Legent Clearing, COR Clearing, Axos Clearing, NexTrade, StoneX, and Anderen Bank.

Cautionary Statements Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, the future operations and financial performance of AtlasClear Holdings. Forward-looking statements in this communication may be identified by the use of words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "foreseeable," "future," "intend," "may," "outlook," "plan," "potential," "proposed," "predict," "project," "seek," "should," "target," "trends," "will," "would" and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) the Company’s expectations regarding planned future growth and financial results, (ii) AtlasClear Holdings’ expectations regarding future financings, (iii) AtlasClear Holdings’ expectations as to future operational results, (v) AtlasClear Holdings’ anticipated growth strategy, including its planned acquisition of Commercial Bancorp of Wyoming and its planned release of a digital asset loan platform , and (v) the financial technology of AtlasClear Holdings.

The forward-looking statements contained in this communication are based on the current expectations of AtlasClear Holdings and its management and are subject to risks and uncertainties. No assurance can be given that future developments affecting AtlasClear Holdings will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of AtlasClear Holdings. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them.

Such factors include, but are not limited to: the Company’s need to raise additional capital; failure of the Company to realize the anticipated benefits of any additional investments of capital, such as achieving profitability, delivering the capital needed for its proposed bank acquisition upon approval, solidifying its capital foundation, reducing potential dilution, and positioning the Company to maximize long-term stockholder value; failure by AtlasClear Holdings to satisfy the closing conditions to any investments of capital, including receipt of stockholder approval; AtlasClear’s inability to successfully integrate, and/or realize the anticipated benefits of, the acquisition of Wilson-Davis and the technology acquired from Pacsquare Technologies LLC (the "Transaction"); failure to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of AtlasClear Holdings to maintain relationships with customers and suppliers and strategic alliance third parties, and to retain its management and key employees; AtlasClear Holdings’ inability to integrate, and to realize the benefits of, the Transaction and other potential acquisitions; changes in general economic or political conditions; changes in the markets that AtlasClear Holdings targets; slowdowns in securities or digital asset trading or shifting demand for trading, clearing and settling financial products; any change in laws applicable to AtlasClear Holdings or any regulatory or judicial interpretation thereof; factors that may cause a delay in timely filing the transition report described herein; the risk that additional or different information may become known prior to the expected filing of the transition report, and other factors, risks and uncertainties, including those that were included under the heading "Risk Factors" in AtlasClear Holdings’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 29 and in its subsequent filings with the SEC. AtlasClear Holdings cautions that the foregoing list of factors is not exhaustive. Any forward-looking statement made in this communication speaks only as of the date hereof. Plans, intentions or expectations disclosed in forward-looking statements may not be achieved and no one should place undue reliance on such forward-looking statements. AtlasClear Holdings does not undertake any obligation to update, revise or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts

Company Contact

AtlasClearIR@atlasclear.com

Investor Relations Contact

Jeff Ramson, CEO

PCG Advisory, Inc.

jramson@pcgadvisory.com